                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
    [ ]  Preliminary Proxy Statement
    [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    [X]  Definitive Proxy Statement
    [ ]  Definitive Additional Materials
    [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         SCICLONE PHARMACEUTICALS, INC.

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):
    [X]  No fee required.
    [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

          1)  Title of each class of securities to which transaction applies:


          2)  Aggregate number of securities to which transaction applies:


          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


          4)  Proposed maximum aggregate value of transaction:


          5)  Total fee paid:


    [ ]  Fee paid previously with preliminary materials.
    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)  Amount Previously Paid:


          2)  Form, Schedule or Registration Statement No.:


          3)  Filing Party:


          4)  Date Filed:

                                [SCICLONE LOGO]
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 31, 2001

Dear Fellow Shareholder:

     The 2001 Annual Meeting of Shareholders (the "Annual Meeting") of SciClone Pharmaceuticals, Inc. (the "Company"), will be held at the Hilton Garden Inn, at 2000 Bridgepointe Circle, San Mateo, California, 94404 on Thursday, May 31, 2001, beginning at 10:00 a.m. local time. At the Annual Meeting, shareholders will act on the following matters:

     (1) Election of seven (7) directors, each for a term of one year;

     (2) Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 2001; and

     (3) Any other matters that properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part of this Notice.

     All holders of record of shares of the Company's common stock at the close of business on April 4, 2001 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relating to the meeting during ordinary business hours at our principal offices.

If you plan to attend:

     PLEASE NOTE THAT SPACE LIMITATIONS MAKE IT NECESSARY TO LIMIT ATTENDANCE TO SHAREHOLDERS AND ONE GUEST. ADMISSION TO THE MEETING WILL BE ON A FIRST-COME, FIRST-SERVED BASIS. REGISTRATION WILL BEGIN AT 9:00 A.M., AND SEATING WILL BE AVAILABLE AT APPROXIMATELY 9:45 A.M. EACH SHAREHOLDER MAY BE ASKED TO PRESENT VALID PICTURE IDENTIFICATION, SUCH AS A DRIVER'S LICENSE OR PASSPORT. SHAREHOLDERS HOLDING STOCK IN BROKERAGE ACCOUNTS ("STREET NAME" HOLDERS) WILL NEED TO BRING A COPY OF A BROKERAGE STATEMENT REFLECTING STOCK OWNERSHIP AS OF THE RECORD DATE. CAMERAS, RECORDING DEVICES AND OTHER ELECTRONIC DEVICES WILL NOT BE PERMITTED AT THE MEETING.

                                          By order of the Board of Directors,

                                      /s/ RICHARD A. WALDRON
                                          RICHARD A. WALDRON
                                          Chief Financial Officer and Secretary

San Mateo, California
April 30, 2001

     STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. PROXIES ARE REVOCABLE, AND ANY SHAREHOLDER MAY WITHDRAW HIS OR HER PROXY PRIOR TO THE TIME IT IS VOTED, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                                [SCICLONE LOGO]

                         901 MARINER'S ISLAND BOULEVARD
                          SAN MATEO, CALIFORNIA 94404
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                       SOLICITATION AND VOTING OF PROXIES

GENERAL

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of SciClone Pharmaceuticals, Inc., a California corporation (the "Company"), of proxies in the enclosed form for use in voting at the Company's 2001 Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Hilton Garden Inn, at 2000 Bridgepointe Circle, San Mateo, California, 94404 California on Thursday, May 31, 2001, at 10:00 a.m., local time, and any adjournment or postponement thereof.

     This Proxy Statement, the enclosed proxy card and the Company's 2000 Annual Report to Shareholders are first being sent or given to shareholders on or about April 30, 2001.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Richard A. Waldron) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

RECORD DATE

     The close of business on April 4, 2001 was fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had 32,264,628 shares of Common Stock outstanding.

VOTING AND SOLICITATION

     Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters to be acted upon at the Annual Meeting and is entitled to cumulate votes for the election of directors, subject to the conditions described below and under "PROPOSAL 1 -- ELECTION OF DIRECTORS."

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company's transfer agent. The Inspector of Elections will also determine whether or not a quorum is present. Except with respect to the election of directors and except in certain other specific circumstances, the affirmative vote of a majority of shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is required under California law for approval of proposals presented to shareholders. In general, California law also provides that a quorum consists of a majority of the shares entitled to vote, represented either in person or by proxy. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will be treated as present and entitled to vote for purposes of determining the presence of a quorum but will not be considered as voting with respect to that matter. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

     The shares represented by the proxies received, properly marked, signed, dated and not revoked will be voted at the Annual Meeting. Where such proxies specify a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications made. Any proxy in the enclosed form which is returned but is not marked will be voted FOR the election of directors and FOR ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked.

     The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

     At the Annual Meeting, the shareholders will elect seven (7) directors to serve until the 2002 Annual Meeting of Shareholders or until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

     In voting for directors, each shareholder is entitled to cast that number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock held by such shareholder. Such votes may be cast for one candidate or distributed in any manner among the nominees for directors. However, the right to cumulate votes in favor of one or more candidates may not be exercised unless the candidate or candidates have been nominated prior to the voting, and a shareholder has given notice at the Annual Meeting, prior to the voting, of the shareholder's intention to cumulate such shareholder's votes. If any one shareholder gives such notice, all shareholders may cumulate their votes for candidates in nomination. The persons authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any or all of the nominees as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those candidates for whom authority to vote has not been withheld.

     Assuming a quorum is present, the seven (7) nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted FOR the election of each of the seven
(7) nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

     The names of the nominees, their ages as of April 4, 2001, and certain other information about them are set forth below:

                                                                                      DIRECTOR
        NAME OF NOMINEE          AGE               PRINCIPAL OCCUPATION                SINCE
        ---------------          ---               --------------------               --------
Jere E. Goyan, Ph.D. ..........  70    Chairman, SciClone Pharmaceuticals, Inc.;        1992
                                       President Goyan & Hart Associates
Donald R. Sellers..............  56    President, Chief Executive Officer and           1996
                                       Director, SciClone Pharmaceuticals, Inc.;
                                       Managing Director, SciClone Pharmaceuticals
                                       International Ltd.
John D. Baxter, M.D. ..........  60    Professor of Medicine, the University of         1991
                                       California, San Francisco
Edwin C. Cadman, M.D. .........  55    Dean, John A. Burns School of Medicine,          1991
                                       University of Hawaii
Rolf H. Henel..................  63    Partner, Naimark & Associates, Inc.; former      1997
                                       President of Cyanamid
                                       International -- Lederele Division
Jon S. Saxe....................  64    Former President of Protein Design Labs,         2000
                                       Inc.; former President and CEO of Synergen,
                                       Inc.; former Vice President of
                                       Hoffmann-LaRoche, Inc.
Dean S. Woodman................  72    Managing Director of Woodman Capital Group,      2000
                                       L.L.C.; senior consultant to ING Barings
                                       L.L.C.; a founding partner of Robertson
                                       Stephens

     Jere E. Goyan, Ph.D. has been the Chairman of the Board of Directors of the Company since July 1997 and has been a director of the Company since January 1992. Currently, Dr. Goyan is President of Goyan & Hart Associates, a private consulting firm. From May 1993 until December 1998, Dr. Goyan was President, Chief Operating Officer, and a director of Alteon, Inc., a biotechnology company. He also served as Acting Chief Executive Officer of Alteon, Inc. from July 1993 until May 1994 and as Senior Vice President for Research and Development from January 1993 to May 1993. Dr. Goyan was the Commissioner of the U.S. Food and Drug Administration from October 1979 to January 1981. He was Dean of the School of Pharmacy at the University of California, San Francisco ("UCSF") and Professor of Pharmacy and Pharmaceutical Chemistry from 1967 through 1992. He joined the faculty of UCSF in 1963 as an associate professor after serving on the faculty of the University of Michigan, College of Pharmacy from 1956 to 1963. Dr. Goyan also currently serves as a director of Emisphere Technologies, Inc., a biopharmaceutical company, and of Penwest Pharmaceuticals, a pharmaceutical company. Dr. Goyan also serves as a consultant to various companies and corporations.

     Donald R. Sellers has served as the Company's Chief Executive Officer since April 1996 and as President and as a director since January 1996. From May 1993 to the present, he has also served as Managing Director of SciClone Pharmaceuticals International Ltd., the international arm of the Company. From 1990 to 1993, Mr. Sellers was Corporate Vice President of Getz Bros., a U.S.-based international trading company, as well as President of one of its Japanese operations. From 1983 to 1990, Mr. Sellers was employed by Sterling Drug International, initially as Vice President of Marketing and Operations in Asia and later as President of its Latin American Andina Group. Mr. Sellers began his pharmaceutical career in 1973 with Pfizer as Country Manager, Vietnam and Hong Kong, and he later worked with the Revlon Healthcare Group as Director of Worldwide Exports and Pacific Area Director. Mr. Sellers spent five years in Military Intelligence serving with Special Forces and as a Counter-Intelligence Special Agent.

     John D. Baxter, M.D. has been a director of the Company and the Chairman of its Scientific Advisory Board since June 1991. Dr. Baxter has been associated with the University of California, San Francisco since 1970. He has been Professor of Medicine since 1979, Chief of the Endocrinology Section, Parnassus Campus from 1980 to 1997 and Director of UCSF's Metabolic Research Unit from 1981 to 2000. Dr. Baxter was a founder and served as a director of California Biotechnology, Inc. (now Scios, Inc.), and of Kao Bio A.B., both biotechnology companies.

     Edwin C. Cadman, M.D. has been a director of the Company and a member of its Scientific Advisory Board since November 1991. Since November 1, 1999, Dr. Cadman has been Dean of the John A. Burns School of Medicine at the University of Hawaii. From January 1994 through October 1999, Dr. Cadman was Senior Vice President of Medical Affairs and Chief of Staff at Yale New Haven Hospital, where he was Chief of the Medical Service from 1987 through December 1993. From 1987 through October 1999, Dr. Cadman was also Professor of Medicine at Yale University, where he was Chairman of the Department of Medicine from 1987 through December 1993. Prior to these positions, he was Director of the Cancer Research Institute at UCSF.

     Rolf H. Henel joined the Company as a director in June 1997. Mr. Henel has been a partner in Naimark & Associates, Inc., a healthcare consulting firm, since September 1994. Mr. Henel was Executive Director of Performance Effectiveness Corporation, Inc., a pharmaceutical consulting and education company, from April 1993 to December 1998. From 1978 to 1993, Mr. Henel was with American Cyanamid Company, most recently as President of the Cyanamid International Lederele Division. Mr. Henel is also a director of Penwest Pharmaceuticals. He also serves as Chairman of the Board of the Bergen Community Blood Services Foundation and Board Treasurer of the Bergen Community Regional Blood Center, both not-for-profit 501(C)(3) corporations.

     Jon S. Saxe joined the Company as a director in August 2000. Mr. Saxe was President of Protein Design Labs, Inc., a drug development/technology licensing company, from 1995 to May 1999, and currently serves as a director of Protein Design Labs, Inc. From mid-1993 to 1995, Mr. Saxe was President of Saxe Associates, Inc., consultants to venture capital firms and biotechnology, diagnostic, and pharmaceutical companies. He was President and Chief Executive Officer of Synergen, Inc., a biotechnology company, from 1989 to 1993. Mr. Saxe was formerly Vice President, Licensing and Corporate Development and Head of Patent Law for Hoffmann-LaRoche Inc., where he worked from 1960 to 1989. In addition to Protein Design Labs, Inc. he also serves as a director of Incyte Genomics Inc., a genomic technology company, InSite Vision, Inc., an ophthalmic product development company, ID Biomedical, Inc., a drug development company, Questcor Pharmaceuticals, Inc., a specialty pharmaceutical company, First Horizon Pharmaceuticals, Inc., a pharmaceutical company, and various private companies.

     Dean S. Woodman joined the Company as a director in August 2000. Mr. Woodman is managing director of Woodman Capital Group, L.L.C., a boutique investment banking firm, and a senior consultant to the investment banking division at ING Barings L.L.C., an international investment banking firm. From July 1989 to June 1999, he was a managing director at Furman Selz, an investment banking firm acquired in 1999 by ING Barings L.L.C. Mr. Woodman was a managing director in the investment banking group of Hambrecht & Quist (now J.P. Morgan H&Q) from October 1984 to March 1988. He was a founding partner of Robertson Colman Stephens & Woodman (now Robertson Stephens), an investment banking firm, in 1978, and of Woodman Kirkpartrick & Gilbreath, an investment banking firm, in 1982. Mr. Woodman worked in the investment banking division of Merrill Lynch for 23 years where he spent 16 years as director of West Coast corporate financing until 1978. He is currently a director of MarineMax, Inc., a boating sales and service company.

     Directors serve one-year terms or until their successors are elected and qualified. There are no family relationships among any of the directors or executive officers of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 2000, the Board met five times and no director attended fewer than 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he serves. The Board has the following three committees: an Audit Committee, a Compensation Committee and a Nominating Committee.

     During 2000, the Audit Committee, which consisted of Mr. Henel, Mr. Saxe and Mr. Woodman, each a non-employee director, held one meeting. The audit committee's function is to:

     - review with the independent auditors and the Company's management the annual financial statements and independent auditors' opinion;

     - review the scope and results of the examination of the Company's financial statements by the independent auditors;

     - approve all professional services and related fees performed by the independent auditors;

     - recommend the retention of the independent auditors to the Board, subject to ratification by the shareholders; and

     - periodically review the Company's accounting policies and internal accounting and financial controls.

     The audit committee also oversees actions taken by our independent auditors and recommends the engagement of auditors.

     All members of the audit committee are "independent" in accordance with the National Association of Securities Dealers, Inc. ("NASD") Rules 4310(c)(26)(B)(i) and 4200(a)(15) that are currently applicable to the Company. The Board of Directors has adopted a charter for the audit committee, which is attached as Appendix A to this Proxy Statement. For additional information concerning the audit committee, see "REPORT OF THE AUDIT COMMITTEE."

     During 2000, the Compensation Committee, which consisted of Drs. Cadman and Goyan, held two meetings. The Compensation Committee establishes and administers the Company's policies regarding annual officer salaries and cash incentives and long-term equity incentives. The Compensation Committee also administers the Company's equity compensation plans. For additional information concerning the Compensation Committee, see "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION."

     During 2000, the Nominating Committee, which consisted of Dr. Goyan and Mr. Sellers, held no formal meetings. The Nominating Committee considers and recommends action to the Board regarding nominations to the Board of Directors of the Company. Shareholders may submit, with the nominees' permission, names of prospective Board nominees which will be considered by the Nominating Committee in light of the nominees' qualifications. Shareholder submissions to be considered for the Company's 2002 Annual Meeting of Shareholders must be received by Richard A. Waldron, SciClone Pharmaceuticals, Inc., 901 Mariner's Island Boulevard, Suite 205, San Mateo, California 94404, no later than December 30, 2001.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company do not receive any compensation for their services as directors. Four directors, who are not employees of the Company, receive a retainer fee of $7,500 per quarter, plus payment of out-of-pocket expenses relating to their service as Board members. The two other non-employee directors receive a retainer of $8,750 per quarter, plus payment of out-of-pocket expenses relating to their service as Board members.

     If directors Baxter, Cadman, Goyan, Henel, Saxe and Woodman are reelected to the Board at the Annual Meeting, each will automatically receive an option to purchase 10,000 shares of the Company's Common Stock under the Company's 1995 Nonemployee Director Stock Option Plan. Each such option shall vest and become exercisable at the rate of one-twelfth of the shares subject to the option at the end of each one-month period from the date of the Annual Meeting.

RECOMMENDATION OF THE BOARD

                  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR
                   THE ELECTION OF ALL NOMINEES NAMED ABOVE.

                                 PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Ernst & Young LLP has served as the Company's independent auditors since 1991 and has been appointed by the Board to continue as the Company's independent auditors for the year ending December 31, 2001. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of auditors.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE
         APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT
                AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2001.

                         PRINCIPAL ACCOUNTING FIRM FEES

     The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 31, 2000 by the Company's principal accounting firm, Ernst & Young LLP.

Audit Fees..................................................  $131,370
Other Audit Related Fees....................................  $ 15,310
Financial Information Systems Design and Implementation
  Fees......................................................  $      0
Other Fees..................................................  $    366

     The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during the year ended December 31, 2000.

     Fees billed to the Company by Ernst & Young LLP during the year ended December 31, 2000 for all other non-audit services included tax consulting. The audit committee has determined that the provision of non-audit services by Ernst & Young LLP is compatible with maintaining its independence with the Company.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to beneficial ownership of shares of the Company's Common Stock as of April 4, 2001 by:

     - all those known by the Company to be beneficial owners of more than 5% of its Common Stock;

     - the Chief Executive Officer of the Company and the other most highly-compensated executive officers of the Company as of December 31, 2000 whose total salary and bonus for the fiscal year ended December 31, 2000 exceeded $100,000 for services in all capacities to the Company (collectively, the "Named Executive Officers");

     - each director of the Company; and

     - all directors and executive officers of the Company as a group.

     The following table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the SEC and information supplied by Mellon Investor Services LLC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 32,264,628 shares outstanding on April 4, 2001. Unless otherwise indicated below, the address for the persons and entities listed below is the Company's address at 901 Mariner's Island Boulevard, San Mateo, California 94404.

                                                              SHARES BENEFICIALLY
                                                                     OWNED
                                                              --------------------
                            NAME                               NUMBER      PERCENT
                            ----                              ---------    -------
Randal J. Kirk(1)...........................................  2,000,000     6.20
  c/o Third Security, L.L.C., The Governor Tyler,
  1902 Downey Street,
  Radford, Virginia 24141
Donald R. Sellers(2)........................................  1,247,643     3.73
Alfred R. Rudolph, M.D.(3)..................................    519,467     1.60
Jere E. Goyan, Ph.D.(4).....................................     90,625        *
John D. Baxter, M.D.(5).....................................    424,124     1.31
Edwin C. Cadman, M.D.(6)....................................     69,125        *
Rolf H. Henel(7)............................................     78,125        *
Jon S. Saxe.................................................          0        *
Dean S. Woodman.............................................      5,000        *
All directors and executive officers as a group (8
  persons)(8)...............................................  2,434,109     7.16

---------------
 *  Less than 1%.

(1) Includes 1,677,500 shares beneficially owned by Mr. Kirk. The shares that are beneficially owned by Mr. Kirk are held by entities that are controlled by Mr. Kirk.

(2) Includes 1,177,392 shares issuable pursuant to options exercisable within 60 days of April 4, 2001.

(3) Includes 243,438 shares issuable pursuant to options exercisable within 60 days of April 4, 2001.

(4) Includes 90,625 shares issuable pursuant to options exercisable within 60 days of April 4, 2001.

(5) Includes 355,999 shares held by John D. Baxter and Ethelene D. Baxter as Trustees, FBO The Baxter Family Revocable Trust UDT 11/8/95 and 68,125 shares issuable pursuant to options exercisable within 60 days of April 4, 2001.

(6) Includes 68,125 shares issuable pursuant to options exercisable within 60 days of April 4, 2001.

(7) Includes 63,125 shares issuable pursuant to options exercisable within 60 days of April 4, 2001.

(8) See footnotes 2 through 7. Includes 1,710,830 shares issuable pursuant to options exercisable within 60 days of April 4, 2001.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning compensation of the Named Executive Officers for each of the past three fiscal years, where applicable.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                                                   COMPENSATION
                                             ANNUAL COMPENSATION                      AWARDS
                             ---------------------------------------------------    SECURITIES
                                                                  OTHER ANNUAL      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR   SALARY($)(1)   BONUS($)(2)   COMPENSATION($)    OPTIONS(#)    COMPENSATION($)
---------------------------  ----   ------------   -----------   ---------------   ------------   ---------------
Donald R. Sellers.........   2000     400,000        200,000         54,204(3)       110,000          209,006(4)
  President, Chief
  Executive                  1999     400,000              0         54,204(3)       495,454            6,088(4)
  Officer and Director,      1998     400,000         75,000         54,204(3)       105,000            5,291(4)
  SciClone Pharmaceuticals,
  Inc.; Managing Director,
  SciClone Pharmaceuticals
  International Ltd.
Alfred R. Rudolph, M.D. ...  2000     204,000         70,000         36,000(5)        75,000            5,871(6)
  Chief Operating Officer    1999     192,000              0         30,000(5)       324,818            3,459(6)
                             1998     192,000         55,000         30,000(5)        85,000            3,296(6)
Shawn K. Singh, J.D.(7)...   2000     180,833         76,000          5,000(8)        75,000          262,165(9)
  Chief Business Officer     1999     185,418              0              0          312,090           11,905(9)
                             1998     189,996         48,000              0           85,000            2,429(9)

---------------
(1) Includes amounts deferred under the Company's 401(k) plan.

(2) Reflects bonuses paid in the year indicated for performance in the prior year (e.g., bonuses paid in 2000 were for performance in 1999).

(3) Consists of $44,004 in cost-of-living assistance payments and $10,200 in car allowance payments in 2000, 1999 and 1998.

(4) Consists of incentive stock option disqualifying disposition in the amount of $200,600 in 2000, disability and life insurance premiums of $3,156 in 2000, $3,588 in 1999 and $3,291 in 1998, matching contributions under the Company's 401(k) plan of $5,250 in 2000, $2,000 in 1999 and $2,000 in 1998 and $500 Christmas gift in 1999.

(5) Consists of cost-of-living assistance payments.

(6) Consists of matching contributions under the Company's 401(k) plan of $5,250 in 2000, $2,000 in 1999 and $2,000 in 1998, life insurance premiums of $621 in 2000, $959 in 1999 and $1,296 in 1998 and $500 Christmas gift in 1999.

(7) Mr. Singh was the Company's Chief Business Officer until November 2000.

(8) Consists of car allowance payments.

(9) Consists of incentive stock option disqualifying disposition in the amount of $256,564 in 2000, life insurance premiums of $351 in 2000, $390 in 1999 and $429 in 1998, matching contributions under the Company's 401(k) plan of $5,250 in 2000, $2,000 in 1999 and $2,000 in 1998, $9,016 short term disability payment and $500 Christmas gift in 1999.

     The following table provides certain information with respect to stock options granted to the Named Executive Officers and Mr. Singh in 2000. In addition, as required by Securities and Exchange Commission rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

                        INDIVIDUAL GRANTS IN FISCAL 2000

                                                INDIVIDUAL GRANTS
                             --------------------------------------------------------   POTENTIAL REALIZABLE
                                               PERCENT OF                                     VALUE AT
                                                 TOTAL                                     ASSUMED ANNUAL
                               NUMBER OF        OPTIONS        EXERCISE                    RATES OF STOCK
                              SECURITIES       GRANTED TO      OR BASE                   PRICE APPRECIATION
                              UNDERLYING       EMPLOYEES        PRICE                    FOR OPTION TERM(4)
                                OPTIONS        IN FISCAL      PER SHARE    EXPIRATION   ---------------------
           NAME              GRANTED(#)(1)      YEAR(2)       ($/SH)(3)       DATE       5%($)       10%($)
           ----              -------------   --------------   ----------   ----------   --------   ----------
Donald R. Sellers..........     110,000          11.81          10.75       8/21/10     $743,678   $1,884,601
Alfred R. Rudolph, M.D. ...      75,000           8.05          10.75       8/21/10     $507,046   $1,284,955
Shawn K. Singh, J.D. ......      75,000           8.05          10.75       8/21/10     $507,046   $1,284,955

---------------
(1) Options expiring on August 21, 2010 vest with respect to 25% of the shares one year from the date of grant; thereafter, the remaining shares vest ratably on a monthly basis over three years. The options become fully exercisable without regard to vesting in the event the Company is not the surviving corporation in any merger or consolidation. The options have a ten-year term, but are subject to earlier termination in connection with termination of employment. Under the Company's 1991 Stock Plan, 1992 Stock Plan and 1995 Equity Incentive Plan, the Board retains the discretion to modify the terms, including the price(s) of outstanding options. For additional information regarding options, see "Compensation Committee Report on Executive Compensation."

(2) Based on a total of 931,250 options granted to all employees and consultants during fiscal 2000.

(3) All options were granted at an exercise price equal to the fair market value of the Company's stock on August 21, 2000.

(4) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock and the timing of option exercises, as well as the optionee's continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

     The following table sets forth certain information with respect to stock options held by the Named Executive Officers and Mr. Singh as of December 31, 2000, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option on December 31, 2000. 419,818 stock options were exercised by the Named Executive Officers and Mr. Singh in 2000 and 105,000 shares of the Company's Common Stock were sold by the Named Executive Officers and Mr. Singh in 2000.

         AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                  NUMBER OF SECURITIES
                                                       UNDERLYING                 VALUE OF UNEXERCISED
                                                   UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                                                   AT FISCAL YEAR END            AT FISCAL YEAR END(1)
                                               ---------------------------   ------------------------------
                    NAME                       EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
                    ----                       -----------   -------------   -----------   ----------------
Donald R. Sellers............................   1,148,220       168,234      $2,040,148        $201,668
Alfred R. Rudolph, M.D. .....................     217,085       127,915      $  495,004        $164,996
Shawn K. Singh, J.D. ........................     274,071       119,624      $  707,944        $160,416

---------------
(1) Based on the $4.00 per share closing price of the Company's Common Stock as reported by the Nasdaq National Market on December 29, 2000, less the aggregate exercise price.

     No compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year was paid pursuant to a long-term incentive plan during fiscal 2000 to any Named Executive Officer. The Company does not have any defined benefit or actuarial plan under which benefits are determined primarily by final compensation or average final compensation and years of service with any of the Named Executive Officers.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company entered into an employment agreement with Mr. Sellers in February 1996 for a term of one year, subject to renewal by the Company and Mr. Sellers. Under the agreement, Mr. Sellers receives an annual base salary of $400,000 and is eligible for an annual cash incentive up to 50% of base salary and other benefits that are generally provided to the Company's executives. In the event Mr. Sellers' employment relationship with the Company is terminated by the Company without cause or as a result of a material diminution of Mr. Seller's duties and responsibilities by the Company or as a result of Mr. Seller's death or disability, the Company is required to (1) pay Mr. Sellers a severance payment equal to his then current annual salary and car allowance for twelve months and any cash incentives as if Mr. Sellers has continued his employment through the end of the calendar year, (2) continue Mr. Seller's health-related benefits for twelve months, (3) accelerate the vesting of all of Mr. Sellers' outstanding stock options so they become fully vested, and (4) extend the exercise period for such options for one year, but within the original term of the option. The agreement has been renewed annually for one-year terms. The agreement was most recently renewed in November 2000 for a one-year term and expires in November 2001.

     The Company entered into an employment agreement with Dr. Rudolph in April 1997. Under the agreement, Dr. Rudolph received a monthly base salary of $15,000 and is eligible for an annual cash incentive and other benefits that are generally provided to the Company's executives. The annual cash incentive is targeted at 40%, and can range from 0% to 150%, of Dr. Rudolph's targeted cash incentive amount depending upon performance in relation to predetermined management objectives. In the event the Company terminates Dr. Rudolph's employment without cause, the Company is required to pay Dr. Rudolph a severance payment in accordance with the Company's normal payroll policies equal to one month, up to a maximum of six months, of his then current annual salary for every two months he is employed by the Company. Pursuant to the agreement, the Company also granted Dr. Rudolph options to purchase 70,000 shares of the Company's Common Stock, reimbursed Dr. Rudolph for certain moving costs and agreed to defray $30,000 per year of his housing expenses from 1997 to 1999, provided Dr. Rudolph is employed by the Company during such three-year period. The defrayal of housing expenses has been increased to $36,000 in 2000 and has been extended to December 2001.

     In November 1999, the Company entered into a Change of Control Agreement with each of Mr. Sellers, the Company's President and Chief Executive Officer, and Dr. Rudolph, the Company's Chief Operating Officer. These agreements provide that if the executive officer is involuntarily terminated within one year following a "change of control" (as defined in such agreement) of the Company, such executive officer will be entitled to severance pay equal to one hundred percent (100%) of his annual base salary as in effect at the term of such termination, and the immediate vesting of all unvested options. If the executive officer voluntarily resigns or is terminated for cause after one year following a change of control of the Company, the executive officer will not be entitled to any severance payment or acceleration of vesting of his unvested options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The Compensation Committee is composed of Drs. Cadman and Goyan. No interlocking relationships exist between any member of the Company's Compensation Committee and any member of any other company's board of directors or compensation committee. The Compensation Committee makes recommendations regarding the Company's employee stock plans and makes decisions concerning salaries and bonus compensation for executive officers of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since January 2000, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000, and in which any director, executive officer or holder of more than 5% of any class of voting securities of the Company and members of such person's immediate family had or will have a direct or indirect material interest other than the transactions described in "EMPLOYMENT CONTRACTS AND TERMINATIONS OF EMPLOYMENT AND
CHANGE - IN - CONTROL ARRANGEMENTS."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of our Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on our review of the forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and persons who beneficially own more than 10% of our common stock were complied within the fiscal year 2000.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

     The Compensation Committee of the Board is composed of Drs. Cadman and Goyan, both of whom are nonemployee directors. The Compensation Committee is responsible for establishing and administering the Company's policies regarding compensation and stock ownership programs. The Committee annually evaluates the performance, and determines compensation and long-term equity incentives, of the Chief Executive Officer ("CEO"), and reviews and approves the CEO's compensation recommendations for other officers of the Company.

  Compensation Policy

     The overall objectives of the Company's compensation policy are as follows: to (i) attract and retain executives of outstanding ability and potential; (ii) motivate these individuals to achieve corporate goals to enhance long-term shareholder value; (iii) link executive compensation and shareholder interests; and (iv) provide a compensation package that recognizes individual contributions as well as overall corporate results and is competitive with specialty pharmaceutical and biotechnology companies with which the Company competes for talent.

     In the specialty pharmaceutical and biotechnology industries, traditional measures of corporate performance, such as earnings per share and sales growth, may not apply in reviewing the performance of executive officers. At the Company's current stage of development, in evaluating and determining the compensation of the Company's CEO and other executive officers, the Compensation Committee looks to other performance criteria, such as progress of the Company's clinical and regulatory programs and commercialization and development activities, as well as the Company's success in securing capital resources that are necessary for the Company to complete clinical, regulatory and commercialization programs and achieve product revenues. As a result, in many instances these qualitative factors involve a subjective assessment of corporate performance by the Compensation Committee. The Compensation Committee does not base its considerations on any single performance factor nor does it specifically assign relative weights to factors, but rather it considers a mix of factors and evaluates the CEO's and each individual executive officer's performance against that mix.

     Compensation for individual executive officers is targeted to be comparable to compensation packages paid to executives of other pharmaceutical, specialty pharmaceutical and biotechnology companies of comparable or larger size with which the Company competes for talent. The Compensation Committee reviews from time to time independent survey data regarding compensation and benefits in the biopharmaceutical industry as well as compensation and benefits in a comparative group of publicly-held pharmaceutical, specialty pharmaceutical and biotechnology companies that represent a number of the Company's most direct competitors for executive talent. The companies selected for comparison are specialty pharmaceutical and biotechnology firms with market capitalizations comparable to or larger than the Company's, several of which companies are included in the Nasdaq Pharmaceutical/Biotechnology Index used in the Stock Performance Graph contained herein, as well as multi-national pharmaceutical companies that are often the source of appropriate management talent. The Compensation Committee believes that inclusion of companies with larger market capitalizations is necessary because the talent pool from which the Company recruits is composed largely of executives employed by such companies.

     The key elements of the Company's executive compensation program consist of base salary, annual cash incentives and long-term equity incentives.

  Base Salary

     Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the base salaries paid by companies generally in the comparative group described above. The Compensation Committee initially sets base salaries in the mid to upper range of base salaries at other companies in such comparative group. In certain cases, minimum base salaries are established by employment agreements between the Company and its executive officers. Using this general guideline, the Compensation Committee then considers other factors such as the individual's contribution to achievement of corporate goals, the attainment of specific individual objectives and the assumption of new responsibilities. From year to year, the relative weight of the individual factors may differ from officer to officer, and can be expected to change over time in response to the Company's development and the evolution of the biopharmaceutical industry.

  Annual Cash Incentives

     The Company's annual cash incentives account for a significant percentage of each executive officer's potential compensation. The Compensation Committee establishes annual cash incentive targets for executive officers based upon cash incentive programs of biopharmaceutical companies generally and companies in the comparative group described above. The Compensation Committee generally sets such targets in the mid range of cash incentives paid by other companies in such comparative group. The actual cash incentive award earned depends upon the attainment of corporate performance goals established for the year by the Compensation Committee as well as the attainment of individual performance objectives. Cash incentive awards are typically paid in the year following the year for which performance is evaluated. Corporate performance goals for 1999 included the following: (i) raising enabling capital sufficient to maintain the Company and to maintain the development of the Company's products; (ii) establish a corporate partnering arrangement for phase 3 development of ZADAXIN;
(iii) achieve certain ZADAXIN(R) sales milestones; and (iv) maintain and develop the CPX phase 2 clinical program. At year-end, the Compensation Committee reviewed the original plans and goals. The Compensation Committee determined that, due to the significant efforts and accomplishments of the Company's executive officers, the original goals had been achieved. Based on their performance in 1999, the executive officers received, in 2000, their targeted annual cash incentive and received cash incentives ranging from 20% to approximately 50% of base salary.

     The Company's long-term equity incentives currently consist of the Company's 1991 and 1992 Stock Plans and the Company's 1995 Equity Incentive Plan (collectively, the "Plans"), pursuant to which the Company grants options and other rights to purchase shares of its Common Stock. The objective of each of the Plans is to advance the long-term interests of the Company and its shareholders and to complement incentives tied to annual performance. Stock options granted under the Plans generally vest over a four-year period, providing incentive to create value for the Company's shareholders over the long term since the full benefit of the compensation package cannot be realized unless the employee remains with the Company and stock price appreciation occurs over a number of years. The Compensation Committee has typically granted options to employees upon commencement of employment and has occasionally granted additional options following a significant change in job responsibility, scope or title or a particularly noteworthy corporate or individual achievement. During 2000, certain executive officers and employees were granted stock options based on their individual contribution to achievement of corporate performance goals.

  CEO Compensation

     In 2000, Mr. Sellers received a base salary of $400,000. In determining Mr. Sellers' base salary, the Compensation Committee considered Mr. Sellers current compensation, his expected role with the Company and data with respect to compensation levels at other specialty pharmaceutical and biotechnology companies. With respect to Mr. Sellers' cash incentive, the Committee noted that the 1999 goals were achieved. Therefore the Compensation Committee awarded Mr. Sellers his targeted cash incentive resulting in a bonus equal to 50% of his base salary. The stock option grants to Mr. Sellers in 2000, as in past years, were made with a view to the stock he already held and his achievement of certain objectives.

  Special Deduction Limit

     The Compensation Committee has considered the impact of Section 162(m) of the Code adopted under the Omnibus Budget Reconciliation Act of 1993, which disallows a deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for the CEO and four other most highly compensated executive officers, unless such compensation meets the requirements for the "performance-based" exception to the general rule. Income from options granted under the 1995 Equity Incentive Plan should qualify as an exception. The Compensation Committee does not believe that other components of the Company's compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying this compensation for deductibility was necessary at this time. In the future, the Compensation Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The Compensation Committee's policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

     The foregoing report has been provided by Drs. Cadman and Goyan.

                         REPORT OF THE AUDIT COMMITTEE

     The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000. The Audit Committee has reviewed and discussed the Company's audited financial statements with management. The Audit Committee has discussed with Ernst & Young LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The committee has also received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from the Company and its related entities) and has discussed with our independent auditors their independence from the Company.

     The Audit Committee acts pursuant to the Audit Committee Charter adopted by the Board of Directors in June 2000. Each of the members of the Audit Committee qualifies as an "independent" director under the current listing standards of the National Association of Securities Dealers.

     Based on the review and discussions referred to above, the committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                          Respectfully submitted by the Audit
                                          Committee.

                                          Rolf H. Henel
                                          Jon S. Saxe
                                          Dean S. Woodman

                            STOCK PERFORMANCE GRAPH

     The following graph compares the annual percentage change in (i) the cumulative total shareholder return on the Company's Common Stock since December 30, 1996, with (ii) the cumulative total return on (a) The Nasdaq Stock Market (U.S. and Foreign Companies) and (b) the Nasdaq Pharmaceutical/ Biotechnology Index. The comparison assumes (i) an investment of $100 on December 31, 1996 in each of the foregoing indices and (ii) reinvestment of dividends, if any. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.

                              [PERFORMANCE GRAPH]

                                                           COMPUTED INDEX
                                        -----------------------------------------------------
                                          SCICLONE     NASDAQ STOCK MKT.   NASDAQ PHARM. COM.
          PERFORMANCE PERIOD            COMMON STOCK    U.S. & FOREIGN          SIC 283
          ------------------            ------------   -----------------   ------------------
12/30/96..............................    $100.00           $100.00             $100.00
12/30/97..............................    $ 42.98           $122.36             $103.26
12/30/98..............................    $ 13.25           $168.85             $132.60
12/30/99..............................    $ 76.56           $309.26             $246.15
12/28/00..............................    $ 50.00           $190.16             $308.51

                        YEAR 2002 SHAREHOLDER PROPOSALS

     The Company welcomes comments of suggestions from its shareholders. Proposals of shareholders intended to be presented at the Company's 2002 Annual Meeting of Shareholders must be received by Richard A. Waldron, SciClone Pharmaceuticals, Inc., 901 Mariner's Island Boulevard, San Mateo, California 94404, no later than December 30, 2001, and must satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company's proxy statement for the meeting. The Company's proxy for its 2002 Annual Meeting of Shareholders may confer discretionary authority to vote on any proposal submitted by a shareholder if written notice of such proposal is not received by the Company on or before March 15, 2002.

                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

     It is important that the proxies be returned promptly and that your shares be represented. Please complete, sign and date the enclosed proxy card, which can be revoked by voting at the Annual Meeting, and mail it promptly in the enclosed postage-paid envelope.

                                          By order of the Board of Directors,

                                          [/S/ RICHARD A. WALDRON]
                                          RICHARD A. WALDRON
                                          Chief Financial Officer and Secretary

San Mateo, California
April 30, 2000

                                                                      APPENDIX A

                         SCICLONE PHARMACEUTICALS, INC.

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. STATEMENT OF POLICY

     This Charter specifies the scope of the responsibilities of the Audit Committee of the Board of Directors of SciClone Pharmaceuticals, Inc. (the "Company"), and how the Committee carries out those responsibilities, including the structure, processes, and membership requirements. The primary function of the Committee is to assist the Board of Directors in fulfilling its financial oversight responsibilities by reviewing and reporting to the Board upon (i) the financial reports and other financial information provided by the Company to any governmental body or to the public, (ii) the Company's systems of internal and external controls regarding finance, accounting, legal compliance and ethics that management and the Board have established and (iii) the Company's auditing, accounting and financial reporting processes in general. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company's financial policies, procedures and practices at all levels. The Committee's primary duties and responsibilities are to:

     - Serve as an independent and objective party to monitor the Company's financial reporting process and internal control systems.

     - Review and appraise the audit efforts and independence of the Company's auditors.

     - Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board.

     The Committee will primarily fulfill these responsibilities, and others as may be prescribed by the Board from time to time, by carrying out the activities enumerated in Section IV of this Charter.

II. ORGANIZATION AND MEMBERSHIP REQUIREMENTS

     The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A member of the Committee shall be considered independent if, among other things, such Director:

     - is not an employee of the Company or its affiliates and has not been employed by the Company or its affiliates within the past three years;

     - is not a member of the immediate family of an executive officer of the Company or its affiliates who currently serves in that role or did so during the past three years;

     - has not accepted more than $60,000 in compensation from the Company during the previous fiscal year (excluding compensation and the related benefits for Board service, retirement plan benefits or non-discretionary compensation);

     - has not been a partner, controlling shareholder or an executive officer of any for-profit business to which the Company made, or from which it received, payments (other than those which arise solely from investments in the Company's securities) that exceed 5% of the Company's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; and

     - is not an executive of another entity on whose Compensation Committee any of the Company's current executives serves.

     All members of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. In addition, at least one member must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual's financial sophistication, including being or having been a chief executive, chief financial, or other senior officer with financial oversight responsibilities.

     The members of the Committee shall be elected by the Board and shall serve until their successors shall be duly elected and qualified. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

III. MEETINGS

     The Committee shall meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee should meet with the independent auditors and management on a quarterly basis to review the Company's financial statements consistent with Section IV.A.5. below.

IV. PROCESSES

     To fulfill its responsibilities and duties the Committee shall:

        A. Documents/Reports to Review

           1. Review and reassess the Charter's adequacy periodically, as conditions dictate.

           2. Review the organization's annual audited financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

           3. Review the regular Management Letter to management prepared by the independent auditors and management's response.

           4. Review related party transactions for potential conflicts of interests.

           5. Review the interim financial statements with financial management and the independent auditors prior to the filing of the Company's Form 10-Ks and Form 10-Qs. These meetings should include a discussion of the independent auditors, judgment of the quality of the Company's accounting and any uncorrected misstatements as a result of the auditors quarterly review.

           6. Maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee will also record its summaries of recommendations to the Board in written form that will be incorporated as part of the minutes of the Board meeting at which those recommendations are presented.

        B. Independent Auditors

           1. Recommend to the Board the selection of the independent auditors, considering independence and effectiveness.

           2. Obtain from the independent auditors a formal written statement delineating all relationships between the auditor and the Company, and discussing with the auditor any disclosed relationships or services that may impact auditor objectivity and independence (consistent with Independence Standards Board Standard No. 1).

           3. Take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditor.

           4. Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

           5. Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

        C. Financial Reporting Processes

           1. In consultation with the independent auditors, review the integrity of the Company's financial reporting processes, both internal and external.

           2. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

           3. Consider and approve, if appropriate, changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors or management.

        D. Process Improvement

           1. Review with management and the independent auditors any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

           2. Review with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

           3. Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

           4. Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

           5. Provide oversight and review the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments.

        E. Ethical and Legal Compliance

           1. Ensure that management has set an appropriate corporate "tone" for quality financial reporting, sound business practices and ethical behavior.

           2. Ensure that management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

           3. Review management's monitoring of compliance with the Foreign Corrupt Practices Act.

           4. Review, with the Company's counsel, legal compliance matters including corporate securities trading policies.

           5. Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

           6. Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

           7. If necessary, initiate special investigations, and if appropriate, hire special counsel or experts to assist the Committee.

                         SCICLONE PHARMACEUTICALS, INC.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 31, 2001
                       SOLICITED BY THE BOARD OF DIRECTORS

   The undersigned hereby appoints Donald R. Sellers and Richard A. Waldron, and each of them, with full power of substitution to represent the undersigned and to vote all shares of stock of SciClone Pharmaceuticals, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Hilton Garden Inn located at 2000 Bridgepointe Circle, San Mateo, California, 94404 on Thursday, May 31, 2001, beginning at 10:00 a.m. local time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company's 2000 Annual Report to Shareholders.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED IN FAVOR OF PROPOSALS 1 AND 2.

                  (continued and to be signed on reverse side)

                            A vote FOR the following proposals is recommended by the Board of Directors:

                                   FOR all nominees
                                   listed (except as  WITHHOLD AUTHORITY
                                    marked to the       to vote for all
                                      contrary)         nominees listed                                       FOR   AGAINST  ABSTAIN

PROPOSAL 1. To elect the following      [  ]                 [  ]        PROPOSAL 2. To ratify the            [  ]    [  ]     [  ]
seven (7) directors of the Company                                       appointment of Ernst & Young LLP
to serve until the 2002 Annual                                           as the independent auditors for the
Meeting of Shareholders or until                                         Company for the year ending
their respective successors are                                          December 31, 2001.
elected and qualified:


(INSTRUCTION: To withhold authority to vote for an individual nominee, strike a line through that nominee's name in the list below.)

Jere E. Goyan, Ph.D.    Donald R. Sellers   John D. Baxter, M.D.
Edwin C. Cadman, M.D.   Rolf H. Henel       Jon S. Saxe
Dean S. Woodman







Signature(s)                                                                                             Date:
            -------------------------------------------------------------------------------------------       ----------------------

Sign exactly as your name(s) appears on your stock certificate. If shares of stock are held jointly, both or all of such persons should sign. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person.
Persons signing in a fiduciary capacity should indicate their full titles in such capacity. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased shareholder should give their full title. Please date the Proxy.